                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549


                             FORM 8-K/A

                      CURRENT REPORT PURSUANT
                   TO SECTION 13 OR 15 (d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported):  April 10, 1997


                    CROSS-CONTINENT AUTO RETAILERS, INC.
     --------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


                                 DELAWARE
     --------------------------------------------------------------------
               (State or Other Jurisdiction of Incorporation)


             333-06585                              75-2653095
     --------------------------       -------------------------------------
      (Commission File Number)         (I.R.S. Employer Identification No.)


        1201 South Taylor Street, Amarillo, TX                 79101
     --------------------------------------------          --------------
       (Address of Principal Executive Offices)              (Zip Code)


                                (806) 374-8653
             ------------------------------------------------------
               Registrant's telephone number, including area code


                               Not applicable
             ------------------------------------------------------
              (Former name or address, if changed since last report)

     On March 10, 1997, Cross-Continent Auto Retailers, Inc. ("C-CAR"), acquired 100% of the common stock of Douglas Toyota, Inc. and Toyota West Sales and Service, Inc. On April 25, 1997, C-CAR filed a current report on Form 8-K (the "Original 8-K") disclosing such acquisition.

     This Amendment No. 1 to the Original 8-K is being filed for the purpose of filing the financial statements and pro forma financial information required to be disclosed under Item 7.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


          (a)  Financial Statements of Businesses Acquired:

               Combined Balance Sheet as of March 31, 1997 and December 31, 1996 and 1995 and Combined Statements of Income, of Changes in Stockholders' Equity and of Cash Flow for the three years ended December 31, 1996 and three months ended March 31, 1997 and 1996, with footnotes thereto.

          (b)  Pro Forma Financial Information

               Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1997 and Pro Forma Condensed Consolidated Statements of Operations for (i) the twelve months ended December 31, 1996, and (ii) the three months ended March 31, 1997, with footnotes thereto.

          (c)  Exhibits: Filed with Original 8-K on April 25, 1997.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   CROSS-CONTINENT AUTO RETAILERS, INC.
DATE: June 24, 1997


                                   By: /s/ James F. Purser
                                       --------------------------------
                                       James F. Purser
                                       Chief Financial Officer

                       REPORT OF INDEPENDENT ACCOUNTANTS





To the Board of Directors of
Cross-Continent Auto Retailers, Inc.


In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of changes in stockholders' equity and cash flows present fairly, in all material respects, the financial position of Douglas Toyota, Inc. and Toyota West Sales and Service, Inc. (collectively, "Spedding Toyota") at December 31, 1996 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PRICE WATERHOUSE LLP


Fort Worth, Texas
April 30, 1997

SPEDDING TOYOTA

COMBINED BALANCE SHEETS
(IN THOUSANDS)
-------------------------------------------------------------------------------

                                                            DECEMBER 31,
                                        MARCH 31,    --------------------------
                                          1997           1996          1995
                                      ------------   ------------  ------------
                                       (unaudited)
ASSETS

Current assets:
  Cash and cash equivalents           $      7,455   $      8,496  $     10,984
  Accounts receivable                        7,582          6,549         4,883
  Inventories                               18,373         15,610        15,640
  Prepaid assets                               156            119            75
                                      ------------   ------------  ------------
      Total current assets                  33,566         30,774        31,582

Property and equipment, net                    486            554           739
Other assets                                   627            639           736
                                      ------------   ------------  ------------
                                      $     34,679   $     31,967  $     33,057
                                      ------------   ------------  ------------
                                      ------------   ------------  ------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Floor plan notes payable              $     14,463   $     12,254  $     12,143
Accounts payable and Accrued Expenses        5,958          5,626         5,270
Payable to affiliates                        6,905          6,531         8,831
                                      ------------   ------------  ------------
      Total current liabilities             27,326         24,411        26,244
                                      ------------   ------------  ------------

Deferred warranty revenue                    3,761          3,497         2,829
                                      ------------   ------------  ------------

Stockholders' equity:
  Paid-in capital                            1,916          1,916         1,916
  Retained earnings                          1,676          2,143         2,068
                                      ------------   ------------  ------------
                                             3,592          4,059         3,984

Commitments and contingencies         ------------   ------------  ------------
  (Notes 2, 9, 10 and 12)             $     34,679   $     31,967  $     33,057
                                      ------------   ------------  ------------
                                      ------------   ------------  ------------


                      The accompanying notes are an integral
                   part of these combined financial statements.

SPEDDING TOYOTA

COMBINED BALANCE SHEETS
(IN THOUSANDS)
-------------------------------------------------------------------------------

                                          THREE MONTHS ENDED
                                                MARCH 31,             YEAR ENDED DECEMBER 31,
                                       -----------------------   ------------------------------------
                                           1997        1996          1996         1995         1994
                                       ----------   ----------   ----------   ----------   ----------
                                              (unaudited)
Revenues:
  Vehicle sales                        $   44,738   $   46,136   $  183,638   $  157,151   $  153,889
  Other operating revenue                   5,285        5,027       21,345       17,017       16,462
                                       ----------   ----------   ----------   ----------   ----------
    Total revenues                         50,023       51,163      204,983      174,168      170,351

Cost of sales                              41,139       42,564      169,137      145,823      142,775
                                       ----------   ----------   ----------   ----------   ----------
    Gross profit                            8,884        8,599       35,846       28,345       27,576
                                       ----------   ----------   ----------   ----------   ----------


Expenses:
  Selling, general and administrative
   expenses                                 6,991        6,491       26,344       21,727       20,601
  Depreciation and amortization               102           88          393          260          203
                                       ----------   ----------   ----------   ----------   ----------
                                            7,093        6,579       26,737       21,987       20,804
                                       ----------   ----------   ----------   ----------   ----------


  Income before interest                    1,791        2,020        9,109        6,358        6,772

Other income (expense):
  Interest income                             181          183          679          404          143
  Interest expense                           (436)        (557)      (1,849)      (1,851)      (1,038)
                                       ----------   ----------   ----------   ----------   ----------
Net income                             $    1,536   $    1,646   $    7,939   $    4,911   $    5,877
                                       ----------   ----------   ----------   ----------   ----------
                                       ----------   ----------   ----------   ----------   ----------


                      The accompanying notes are an integral
                   part of these combined financial statements.

SPEDDING TOYOTA

STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
-------------------------------------------------------------------------------

                                            THREE MONTHS ENDED
                                                  MARCH 31,           YEAR ENDED DECEMBER 31,
                                           --------------------   ------------------------------
                                              1997       1996        1996      1995       1994
                                           --------    --------   --------   --------   --------
                                                (unaudited)
Cash flows from operating activities:
  Net income                               $  1,536    $  1,646   $  7,939   $  4,911   $  5,877
  Adjustments to reconcile net income
    to net cash provided by (used in)
    operating activities:
    Depreciation and amortization               102          88        393        260        203
    (Increase) decrease in:
      Accounts receivable                    (1,033)        291     (1,666)       582       (400)
      Inventory                              (2,763)     (6,781)        30      2,127     (5,856)
      Other assets                              (25)         41         (6)        85        (84)
    Increase in:
      Accounts payable and accrued
        expenses                                332         503        356        535        682
      Other noncurrent liabilities              264         412        668        628        505
                                           --------    --------   --------   --------   --------
Net cash provided by (used in)
  operating activities                       (1,587)     (3,800)     7,714      9,128        927
                                           --------    --------   --------   --------   --------
Cash flows from investing activities:
  Acquisition of property and equipment         (34)        (61)      (149)      (311)       (41)
                                           --------    --------   --------   --------   --------

Cash flows from financing activities:
  Change in floor plan notes payable          2,209       4,266        111     (1,122)     5,409
  Change in payable to affiliates               374          55     (2,300)     5,927      1,508
  Distributions to stockholders              (2,003)     (1,307)    (7,864)    (6,017)    (6,058)
                                           --------    --------   --------   --------   --------
Net cash provided by (used in)
  financing activities                          580       3,014    (10,053)    (1,212)       859
                                           --------    --------   --------   --------   --------

Increase (decrease) in cash                  (1,041)       (847)    (2,488)     7,605      1,745
Cash at beginning of period                   8,496      10,984     10,984      3,379      1,634
                                           --------    --------   --------   --------   --------

Cash at end of period                      $  7,455    $ 10,137   $  8,496   $ 10,984   $  3,379
                                           --------    --------   --------   --------   --------
                                           --------    --------   --------   --------   --------

Supplemental cash flow information:
  Cash paid for interest                   $    433    $    523   $  1,823   $  1,875   $    997
                                           --------    --------   --------   --------   --------
                                           --------    --------   --------   --------   --------

                      The accompanying notes are an integral
                   part of these combined financial statements.

SPEDDING TOYOTA

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE THREE YEARS ENDED DECEMBER 31, 1996 AND
THREE MONTHS ENDED MARCH 31, 1997
(IN THOUSANDS)
-------------------------------------------------------------------------------

                                               PAID-IN     RETAINED
                                               CAPITAL     EARNINGS     TOTAL
                                               --------    --------    --------

Balance at December 31, 1993                   $  1,916    $  3,355    $  5,271
  Net income                                        -         5,877       5,877
  Distributions to stockholders                     -        (6,058)     (6,058)
                                               --------    --------    --------

Balance at December 31, 1994                      1,916       3,174       5,090
  Net income                                        -         4,911       4,911
  Distributions to stockholders                     -        (6,017)     (6,017)
                                               --------    --------    --------

Balance at December 31, 1995                      1,916       2,068       3,984
  Net income                                        -         7,939       7,939
  Distributions to stockholders                     -        (7,864)     (7,864)
                                               --------    --------    --------

Balance at December 31, 1996                      1,916       2,143       4,059
  Net income (unaudited)                            -         1,536       1,536
  Distributions to stockholders (unaudited)         -        (2,003)     (2,003)
                                               --------    --------    --------

Balance at March 31, 1997 (unaudited)          $  1,916    $  1,676    $  3,592
                                               --------    --------    --------
                                               --------    --------    --------


                      The accompanying notes are an integral
                   part of these combined financial statements.

SPEDDING TOYOTA

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS OPERATIONS - The accompanying combined financial statements represent the combined accounts of Douglas Toyota, Inc. and Toyota West Sales and Service, Inc. All material intercompany transactions have been eliminated. Douglas Toyota, Inc. and Toyota West Sales and Service, Inc. (collectively, "Spedding Toyota" or the "Company") sell new and used automobiles through dealer agreements with Toyota Motor Sales, USA ("Toyota"). In addition, the Company retails and wholesales replacement parts and provides vehicle servicing. Spedding Toyota operates in the Denver, Colorado and Las Vegas, Nevada areas.

MAJOR SUPPLIER - Spedding Toyota purchases substantially all of its new vehicles and parts inventory from Toyota at the prevailing prices charged by the automobile manufacturer/distributor.

CASH AND CASH EQUIVALENTS - Cash and cash equivalents include cash on hand and all highly liquid investments with maturities of three months or less when purchased.

REVENUES - Revenues from vehicle and parts sales and from service operations are recognized at the time the vehicle is delivered to the customer or service is completed.

FINANCE FEES AND INSURANCE COMMISSIONS - Finance fees represent revenue earned on notes placed with financial institutions in connection with customer vehicle financing. Finance fees are recognized in income upon acceptance of credit by the financial institution. Insurance income represents commissions earned on credit life, accident and disability insurance sold in connection with vehicles on behalf of third-party insurance companies. Insurance commissions are recognized in income upon customer acceptance of the insurance terms as evidenced by contract execution.

Spedding Toyota is charged back for a portion of the finance fees and insurance commissions when the customer terminates the finance contract prior to its scheduled maturity. The estimated allowance for these chargebacks ("chargeback allowance") is based upon the historical experience for prepayments or defaults on the finance contracts. Finance fees and insurance commissions, net of chargebacks, are classified as other operating revenue in the accompanying combined statement of operations. See Note 8 for an analysis of the allowance for estimated chargebacks.

EXTENDED WARRANTY CONTRACTS - Spedding Toyota sells extended service contracts on new and used vehicles; these contracts generally provide extended warranty coverage for periods of one year or 12,000 miles, up to six years or 72,000 miles, whichever comes first. For financial accounting purposes, the Company accounts for the sale of such extended warranty contracts in accordance with FASB Technical Bulletin No. 90-1, "Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts," which requires that revenues from the sales of such extended warranty contracts be recognized ratably over the lives of the contracts. Costs directly related to the sale of these contracts are deferred and charged to expense proportionately as the revenues are recognized. Repair costs associated with the warranty obligation are charged to expense as incurred.

SPEDDING TOYOTA

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

INVENTORIES - For financial accounting purposes, vehicles are stated at the lower of cost or market, cost being determined on the specific identification basis. Parts are stated at the lower of cost or market, cost being determined on the first-in, first-out (FIFO) basis.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the respective lives of the assets. The ranges of estimated useful lives are as follows:

          Furniture and fixtures     5 to 7 years
          Machinery and equipment    5 to 10 years
          Leasehold improvements     Lesser of the life of the lease or asset

When depreciable assets are sold or retired, the related cost and accumulated depreciation are removed from the accounts. Any gains or losses are included in selling, general and administrative expenses. Major additions and betterments are capitalized. Maintenance and repairs which do not materially improve or extend the lives of the respective assets are charged to operating expenses as incurred.

IMPAIRMENT OF LONG-LIVED ASSETS - Long-lived assets (i.e., property, equipment and goodwill) held and used by an entity are reviewed for impairment whenever events or changes in circumstances indicate that the net book value of the asset may not be recoverable. An impairment loss will be recognized if the sum of the expected future cash flows (undiscounted and before interest) from the use of the asset is less than the net book value of the asset. Generally, the amount of the impairment loss is measured as the difference between the net book value of the assets and the estimated fair value of the related assets.
No impairment losses have been incurred or recognized during the periods presented.

ADVERTISING AND PROMOTIONAL COSTS - Advertising and promotional costs are expensed as incurred and are included in selling, general and administrative expense in the accompanying combined statement of operations. Total advertising and promotional expenses approximated $3,781,000, $3,122,000 and $2,899,000 in 1996, 1995 and 1994, respectively.

OTHER OPERATING REVENUE - Other operating revenue primarily consists of finance fees, insurance commissions, sales of parts and service and revenue recognized from extended warranty contracts.

FEDERAL INCOME TAXES - Douglas Toyota, Inc. and Toyota West Sales and Service, Inc. are organized as subchapter S corporations under the Internal Revenue Code; therefore, the income earned by each is reported on the personal tax returns of the stockholders. Consequently, no provision for income taxes has been recorded in the accompanying combined financial statements.

MANAGEMENT ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. The actual outcome of the estimates could differ from the estimates made in the preparation of the financial statements.

SPEDDING TOYOTA

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2 - MAJOR SUPPLIERS AND FRANCHISE AGREEMENTS

Spedding Toyota enters into agreements ("Dealer Agreements") with Toyota Motor Company for the supply of new vehicles and parts to its dealerships. Spedding Toyota's overall sales could be adversely impacted by Toyota's inability or unwillingness to supply the dealerships with an adequate supply of popular models. The current Dealer Agreements, which were renewed in April 1997, expire April 17, 1999. Management believes that it will be able to renew both Dealer Agreements upon expiration; however, there can be no assurance that such agreements will be renewed.

The Dealer Agreements impose certain restrictions on the Company, including a minimum size requirement for the facilities of the dealerships. Douglas Toyota, Inc. was not in compliance with this requirement as of December 31, 1996. Douglas Toyota, Inc. has notified Toyota of current plans to move the dealership to a new site which will meet Toyota's requirements (see Note 12). Based upon discussions with Toyota, management does not expect this matter to have an adverse impact on the status of the Dealer Agreement or the dealership's operations. Toyota West Sales and Service, Inc. has also been notified of a facility size violation and has until November 22, 1997 to adhere to Toyota's policy. It is unlikely that this requirement will be met prior to the said date; however, Toyota West Sales and Service, Inc. has notified Toyota of current plans to move the dealership to a new site which will meet Toyota's requirements. Management does not expect this matter to have an adverse impact on the status of the Dealer Agreement or the dealership's operations. However, no assurance can be given that the Dealerships will meet Toyota's requirements.

NOTE 3 - ACCOUNTS RECEIVABLE

The accounts receivable balances at December 31, 1996 and 1995 are comprised of the following (in thousands):


                                                       1996         1995
                                                      ------       ------
    Contracts in transit and vehicle receivables      $4,807       $3,760
    Trade                                                594          363
    Due from automaker                                   499          377
    Other                                                793          588
                                                      ------       ------
                                                       6,693        5,088
    Less: allowance for doubtful accounts               (144)        (205)
                                                      ------       ------
      Total accounts receivable                       $6,549       $4,883
                                                      ------       ------
                                                      ------       ------

Contracts in transit and vehicle receivables primarily represent receivables from financial institutions such as Toyota Motor Credit Corporation ("TMCC") and regional banks which provide funding for customer vehicle financing. These receivables are normally collected in less than 30 days of the sale of the vehicle. Trade receivables primarily relate to the sale of parts to commercial customers and finance fees representing amounts due from financial institutions earned from arranging financing with Spedding Toyota's customers. Amounts due from automaker primarily represent receivables for parts and service work performed on vehicles

SPEDDING TOYOTA

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

pursuant to Toyota's warranty coverage. Receivables from automaker also include amounts due from automakers in connection with the purchase of vehicles ("holdback") pursuant to the dealership agreement; such amounts are generally remitted to Spedding Toyota on a monthly basis.

NOTE 4 - INVENTORIES

The December 31 inventory balance is comprised of the following (in thousands):

                                                           DECEMBER 31,
                                           MARCH 31,   -------------------
                                             1997        1996        1995
                                           --------    -------     -------
    New vehicles and demonstrators         $13,920     $11,163     $11,850
    Used vehicles                            3,912       3,903       3,052
    Parts and accessories                      541         544         738
                                           -------     -------     -------
                                           $18,373     $15,610     $15,640
                                           -------     -------     -------
                                           -------     -------     -------

NOTE 5 - PROPERTY AND EQUIPMENT (IN THOUSANDS)

                                                  1996           1995
                                                -------        -------
    Furniture and fixtures                      $   667        $   656
    Machinery and equipment                         637            599
    Leasehold improvements                        1,712          1,698
                                                -------        -------
                                                  3,016          2,953
    Less: accumulated depreciation               (2,462)        (2,214)
                                                -------        -------
      Total property and equipment              $   554        $   739
                                                -------        -------
                                                -------        -------

Depreciation expense for fiscal 1996, 1995 and 1994 was $334,000, $201,000 and $188,000 respectively.

NOTE 6 - FLOOR PLAN NOTES PAYABLE

TMCC finances new and used vehicle purchases by Spedding Toyota. Floor plan notes payable bear interest at the finance company's prime rate (approximately 8.75% at December 31, 1996). The notes are collateralized by all of Spedding Toyota's tangible and intangible personal property, including, but not limited to, substantially all new, used and demonstrator vehicles, parts and accessories inventory, accounts receivable, and machinery and equipment. The notes are generally due within ten days of the sale of the vehicles or within three days after receiving the sales proceeds, whichever is sooner. Floor plan notes payable have been classified as current in the accompanying combined balance sheets.

SPEDDING TOYOTA

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 7 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES (IN THOUSANDS)

                                                           1996        1995
                                                         --------    --------

    Accounts payable                                     $  1,384     $  824
    Payroll and bonuses                                       846        712
    Chargeback allowance                                    1,651      1,662
    Sales taxes                                               425        439
    Vehicle lien payoff                                       592        400
    Other                                                     728      1,233
                                                         --------    --------
                                                         $  5,626   $  5,270
                                                         --------    --------
                                                         --------    --------


NOTE 8 - PROVISION FOR FINANCE AND INSURANCE COMMISSION CHARGEBACKS

Presented below is the change in the allowance for estimated finance and insurance chargebacks for the fiscal years 1996, 1995 and 1994 (in thousands):


                                                1996        1995        1994
                                             ---------   ---------    --------

    Chargeback allowance at January 1         $ 1,662     $ 1,500     $ 1,197
    Provision                                   1,402       1,423       1,643
    Actual chargebacks                         (1,413)     (1,261)     (1,340)
                                             ---------   ---------    --------

    Chargeback allowance at December 31       $ 1,651     $ 1,662     $ 1,500
                                             ---------   ---------    --------
                                             ---------   ---------    --------


NOTE 9 - CONCENTRATIONS OF CREDIT RISK

Financial instruments, which potentially subject Spedding Toyota to concentration of credit risk, consist principally of cash, cash equivalents and accounts receivable. Spedding Toyota invests a substantial portion of its excess cash with TMCC, which can be withdrawn at any time. At December 31, 1996, amounts invested with TMCC approximated $7,531,000 with the interest rate approximating 8.75%. At times, amounts invested with financial institutions may be in excess of FDIC insurance limits. At December 31, 1996, cash in demand deposit accounts in excess of the FDIC-insured limit approximated $693,000. Spedding Toyota had no credit losses on its cash or cash equivalents during the periods presented.

Concentrations of credit risk with respect to customer receivables are limited primarily to automakers and financial institutions such as TMCC and regional banks. Credit risk arising from receivables from commercial customers is minimal due to the large number of customers comprising Spedding Toyota's customer base. However, they are concentrated in Spedding Toyota's two market areas in Denver and Las Vegas.

SPEDDING TOYOTA

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 10 - COMMITMENTS AND CONTINGENCIES

The Company leases, under operating leases, the land and buildings for both of its dealership facilities, computer equipment and storage facilities. The Toyota West Sales and Service, Inc., land and building lease expires on March 31, 1998.

The Company subleased its Douglas Toyota facility from RDS, Inc., which is wholly owned by the Company's principal stockholder. The Company had subleased the facility on a month-to-month basis since 1993 when its long-term lease expired. The Company also leases its satellite truck facility from RDS, Inc. for $120,000 annual rent; this lease expires September 30, 1998. During 1996, 1995 and 1994, Douglas Toyota, Inc. paid total annual rent of $540,000 on the dealership facilities. Effective April 1, 1997, Douglas Toyota, Inc. entered into a five-year lease of the primary facility for annual rent of $300,000 direct from the unrelated owner of the property. The new lease contains two five-year options with rent of $300,000, plus an inflation factor not to exceed 5%.

The future minimum rental commitments for all noncancellable operating leases are as follows (in thousands):

    Fiscal year:
    -------------
        1997                                     $   806
        1998                                         414
        1999                                         311
        2000                                         311
        2001                                         303
        Thereafter                                    75
                                                 -------
                                                 $ 2,220
                                                 -------
                                                 -------


Rent expense on all operating leases approximated $1,025,262, $1,056,352 and $1,135,384 for the years ended December 31, 1996, 1995 and 1994, respectively. Additionally, Spedding Toyota is liable for property taxes and insurance.

From time to time, Spedding Toyota is named in claims involving the manufacture and selling of automobiles, contractual disputes and other matters arising in the ordinary course of business. Currently, no legal proceedings are pending against or involve Spedding Toyota that, in the opinion of management, could be expected to have a material adverse effect on the financial condition or results of operations of Spedding Toyota in the year of ultimate resolution.

Spedding Toyota is also subject to federal and state environmental regulations, including rules relating to air and water pollution and the storage and disposal of gasoline, oil and other chemicals and waste. A Phase I Environmental Site Assessment (the "Assessment") of the Douglas Toyota, Inc. dealership facility was performed in January 1997. The Assessment identified low concentrations of various contaminants on the property of Douglas Toyota, Inc., the source of which has been attributed to a service station adjacent to the dealership. It is management's understanding that the service station has an approved Corrective Action Plan on file, corrective action has been initiated, and the service station is under the review of the Colorado State Inspector of Oils for compliance with state clean-up requirements. Douglas

SPEDDING TOYOTA

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Toyota has not been named as a potentially responsible party and has not been contacted by any state or federal regulators regarding this matter. Management does not believe that Douglas Toyota, Inc. will be subject to liability for the contamination and does not believe this matter will have any impact on the Company's financial condition or results of operation.

NOTE 11 - RELATED PARTY TRANSACTIONS

During 1996, 1995 and 1994, Douglas Toyota, Inc. leased the property from the owner of the Spedding Toyota dealerships. See Note 10.

In general, the Company is required to pay for all vehicles purchased from Toyota upon delivery of the vehicles to the Company. TMCC provides financing for all new and certain used vehicles. This type of financing is known as "floor plan financing" or "flooring." Under its arrangement with TMCC, the Company may deposit funds with TMCC in an amount up to a certain percentage of the outstanding floor plan balance. Such funds earn interest at approximately the same rate charged by TMCC on outstanding floor plan balances. From time to time, certain affiliates will advance funds to the Company primarily for the purpose of investing excess cash with TMCC. At December 31, 1996 and 1995, funds advanced and outstanding from affiliates approximated $6,531,000 and $8,831,000, respectively. Aggregate amounts outstanding pursuant to these arrangements at December 31, 1996 and 1995 are included in Due to Affiliates in the accompanying combined balance sheet. Interest expense accrued to the affiliates under these arrangements totaled $675,000, $402,000 and $143,000 during 1996, 1995 and 1994, respectively.

The Company sells extended service contracts on new and used vehicles. Automotive Assistance Corporation ("AAC"), which is wholly owned by the principal stockholder of the Spedding Toyota dealerships, receives as a fee a portion of the sale price of each contract and, in return, reimburses the Company for 50% of the warranty claims. Total payments from the dealership to AAC were $1,837,000, $1,816,000 and $1,566,000 during fiscal 1996, 1995 and 1994, respectively. These payments are recorded as direct costs of the related warranty contracts and are deferred and recognized ratably over the contractual period as discussed under "Extended Warranty Contracts" in Note
1. The terms of the contract between AAC and the Company also require that AAC reimburse the Company for one-half of all claims. Related payments received from AAC were $218,000, $112,000 and $175,000 during fiscal 1996, 1995 and 1994, respectively. The reimbursements are recorded as a reduction of warranty repair costs at the time the related warranty repair is performed.

The Company uses the services of AAC and a member of the Company owner's family for the purchase of used vehicles from various auctions throughout the country. AAC pays the auction house for such purchases and the Company reimburses AAC for the cost of the vehicle plus, when the affiliated individual is the purchase agent, a buy fee of approximately $160 per vehicle. Total payments to AAC for used vehicle purchases aggregated $6,522,000, $8,106,000 and $5,286,000 and the related buy fees approximated $91,000, $113,000 and $75,000 during fiscal 1996, 1995 and 1994, respectively.  The buy fee is recorded as a cost of the related vehicle.

SPEDDING TOYOTA

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 12 -  SUBSEQUENT EVENTS

The principal stockholder of Spedding Toyota dealerships executed a purchase and sale agreement dated April 10, 1997, whereby the stockholder agreed to sell all of the stock in both dealerships to Cross-Continent Auto Retailers, Inc. ("C-CAR"). The purchase price consists of cash consideration of $28.1 million, 279,720 shares of C-CAR common stock and a five-year, $7 million note bearing interest at prime payable monthly with the principal payable in full on April 10, 2002.

C-CAR plans to relocate each of the dealerships to larger facilities and has purchased land near each of the existing sites in exchange for a total of $7,500,000 in promissory notes bearing interest at the prime rate, maturing in October 1997. C-CAR anticipates refinancing these notes upon maturity. In connection with the relocation plans, Douglas Toyota, Inc. entered into facility construction contracts with commitments totaling approximately $6,300,000. The Company also anticipates entering into a construction contract for a new facility for Toyota West Sales and Service, Inc. with commitments totaling approximately $6,600,000.

                     CROSS-CONTINENT AUTO RETAILERS, INC.

                     PRO FORMA CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma consolidated statements of operations for the year ended December 31, 1996 and for the three months ended March 31, 1997 reflect the historical accounts of the Company for those periods, adjusted to give pro forma effect to: (a) the Company's 1996 reorganization in June 1996 and initial public offering in September 1996 when the Company sold 3,675,000 shares of its common stock to the public (the "Offering"); (b) the October 1996 acquisition of Hickey Dodge; and (c) the April 1997 acquisition of Toyota West Sales and Service, Inc. and Douglas Toyota, Inc. (collectively, "Spedding Toyota") as if such events had occurred at the beginning of each period presented.

The following unaudited pro forma consolidated balance sheet as of March 31, 1997 reflects the historical accounts of the Company as of that date adjusted to give pro forma effect to the pending acquisition of Spedding Toyota as if it had occurred as of March 31, 1997.

The pro forma consolidated financial data and accompanying notes should be read in conjunction with the Company's Consolidated Financial Statements and the related notes as filed with its 1996 Annual Report on Form 10-K and March 31, 1997 Quarterly Report on Form 10-Q, and the financial statements and related notes of Spedding Toyota, which are included elsewhere in this Form 8-K. The Company believes that the assumptions used in the following statements provide a reasonable basis on which to present the pro forma financial data. The pro forma consolidated financial data is provided for information purposes only an should not be construed to be indicative of the Company's financial condition or results of operations had the transactions and events described above been consummated on the dates assumed and are not intended to project the Company's financial condition on any future date or results of operations for any future period.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                    Actual                   Pro Forma     Actual
                                       Actual       Hickey     Pro Forma      for 1996    Spedding    Pro Forma
                                     Company 1     Dodge 1    Adjustments   Transactions  Toyota 1    Adjustments  Pro Forma
                                      --------     --------   -----------   ------------  --------    -----------  ---------
Revenues
  Vehicle sales                       $283,977     $ 89,550     $     -      $373,527    $183,638     $     -     $557,165
  Other operating revenue               37,606       10,697           -        48,303      21,345         981 5     70,629
                                      --------     --------     -------      --------    --------     -------     --------
 Total revenues                        321,583      100,247           -       421,830     204,983         981      627,794
Cost of sales
  Gross profit                         271,650       84,978           -       356,628     169,137           -      525,765
                                      --------     --------     -------      --------    --------     -------     --------
                                        49,933       15,269           -        65,202      35,846         981      102,029
                                      --------     --------     -------      --------    --------     -------     --------
Expenses:
  SG&A                                  36,490       10,285         847 2      47,622      26,344        (120)6     73,846
  Depreciation and amortization          1,207          182         240 3       1,629         393       1,080 7      3,102
  Employee stock compensation            1,099            -           -         1,099           -           -        1,099
                                      --------     --------     -------      --------    --------     -------     --------
                                        38,796       10,467       1,087        50,350      26,737         960       78,047
                                      --------     --------     -------      --------    --------     -------     --------
    Income before interest and taxes    11,137        4,802      (1,087)       14,852       9,109          21       23,982
Other income (expense)
  Interest income                        1,585          543           -         2,128         679      (1,449)8      1,358
  Interest expense                      (4,778)      (1,390)      1,500 2      (4,668)     (1,849)     (1,691)8     (8,208)
                                      --------     --------     -------      --------    --------     -------     --------
  Income before taxes                    7,944        3,955         413        12,312       7,939      (3,119)      17,132
  Income tax provision                   3,362            -       1,630 4       4,992           -       1,803 9      6,795
                                      --------     --------     -------      --------    --------     -------     --------
    Net income                        $  4,582     $  3,955     $(1,217)     $  7,320    $  7,939     $(4,922)    $ 10,337
                                      ========     ========     =======      ========    ========     =======     ========
Net income per share                                                                                             $   0.73 10
Weighted average shares outstanding                                                                                14,080 10

                                     =17=

                           CROSS-CONTINENT AUTO RETAILERS, INC.
                      PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                       FOR THE THREE MONTHS ENDED MARCH 31, 1997
                     (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                       (UNAUDITED)

                                                          ACTUAL
                                           ACTUAL        SPEDDING        PRO FORMA           PRO
                                          COMPANY 1      TOYOTA 1       ADJUSTMENTS         FORMA
                                          ---------     ----------     -------------      --------
Revenues
   Vehicle sales                           $ 77,554     $  44,738        $    -           $ 122,292
   Other operating                           11,468         5,285              177  5        16,930
                                           --------     ---------        ---------        ---------
      Total revenues                         89,022        50,023              177          139,222

Cost of sales                                73,839        41,139             -             114,978
                                           --------     ---------        ---------        ---------
   Gross profit                              15,183         8,884              177           24,244
                                           --------     ---------        ---------        ---------

Expenses:
   SG&A                                      10,901         6,991              (30) 6        17,862
   Depreciation and amortization                381           102              270  7           753
                                           --------     ---------        ---------        ---------
                                             11,282         7,093              240           18,615
                                           --------     ---------        ---------        ---------
      Income before interest and taxes        3,901         1,791              (63)           5,629

Other income (expense)
   Interest income                              736           181             (362) 8           555
   Interest expense                          (1,211)         (436)            (423) 8        (2,070)
                                           --------     ---------        ---------        ---------
      Income before taxes                     3,426         1,536             (848)           4,114
   Income tax provision                       1,280           -                257  9         1,537
                                           --------     ---------        ---------        ---------
      Net income                           $  2,146     $   1,536        $  (1,105)       $   2,577
                                           --------     ---------        ---------        ---------
                                           --------     ---------        ---------        ---------

Net income per share                       $   0.16                                       $    0.18  10
Weighted average shares outstanding          13,800                                          14,080  10



FOOTNOTES
--------------

  (1) Actual results of operations reflect the results of operations of the Company for the year ended December 31, 1996 and the three months ended March 31, 1997, of Hickey Dodge for the nine months ended September 30, 1996 and of Spedding Toyota for the year ended
      December 31, 1996 and the three months ended March 31, 1997, as applicable.

  (2) Reflects the Company's estimate of the net additions to selling, general and administrative expenses and reductions in interest expense which would have occurred if the Offering had been effected as of the beginning of 1996 and consists of (a) a net increase in management compensation pursuant to new compensation arrangements to be in place subsequent to the Offering, (b) an increase in administrative expenses associated with public ownership of the Company's Common Stock, and
      (c) a net reduction in interest expense reflecting estimated initial public offering proceeds used to pay down floor plan debt. The additional expenses include:

                                                      Year Ended
                                                  December 31, 1996
                                                  -----------------

            Management compensation.............       $   322
            Legal and professional..............           225
            Shareholder relations...............           188
            Other...............................           112
                                                       ---------
                                                       $   847
                                                       ---------
                                                       ---------


  (3) Reflects additional amortization associated with intangible assets of approximately $14.9 million (principally goodwill) resulting from the acquisition of Hickey Dodge, offset by a reduction in depreciation expense associated with certain assets excluded from the Hickey Dodge purchase.

  (4) Reflects the estimated income tax effect of adjustments (2) and (3) described above and the results of operations of Hickey Dodge as if it were a taxable entity for the nine months ended September 30, 1996.

  (5) Reflects the fact that as a result of the purchase transaction, the Spedding dealerships will no longer utilize Automotive Assistance Corp. ("AAC"), a related party with respect to Spedding Toyota, as an intermediary in connection with the sale of warranty transactions (see
      Note 11 to the combined financial statements of Spedding Toyota, which are included elsewhere in this document).

  (6) Reflects the fact that as a result of the purchase transaction, Douglas Toyota, Inc. obtained a direct, five-year lease from the facility owner instead of subleasing the property from RDS, Inc., a related party with respect to Spedding Toyota (see Note 10 to the combined financial statements of Spedding Toyota).

  (7) Reflects additional amortization associated with intangible assets of approximately $35.4 million resulting from the purchase of the Spedding Toyota dealerships. The intangible assets, primarily goodwill, have lives ranging from 10 to 40 years.

  (8) Reflects the estimated reduction in interest income and increase in interest expense, using 8.25% for both, based on the net cash payment of $17.6 million and total borrowings of $20.5 million associated with the purchase of Spedding Toyota ($7 million seller financed debt and $6 million in bank borrowings, both associated with the purchase of the dealerships, and $7.5 million seller financed debt related to the land purchase).

  (9) Reflects the estimated income tax effect of the adjustments described in footnotes (5) to (8) above and for Spedding Toyota as if it were a taxable entity, using an incremental tax rate of 37.4%.

 (10) Net income per share data was not presented in the actual statement of operations for the year ended December 31, 1996 as the historical capital structure prior to the Company's reorganization and initial public offering is not comparable with the capital structure subsequent to these events. The pro forma net income per share was calculated assuming that 14,079,720 shares were outstanding from the beginning of each period presented, representing the 13,800,000 actual shares outstanding plus the 279,720 shares issued in connection with the acquisition of Spedding Toyota.

                     CROSS-CONTINENT AUTO RETAILERS, INC.
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF MARCH 31, 1997
                                  (UNAUDITED)

                                                     ACTUAL        PRO FORMA          PRO
                                                     C-CAR        ADJUSTMENTS         FORMA
                                                   ----------     -----------       ----------
                                                               (dollars in thousands)
Current assets:
  Cash and cash equivalents                        $   33,431     $  (17,564) 1,2   $   15,867
  Accounts receivable                                  15,122          8,382  2,3       23,504
  Inventories                                          45,800         18,373  2         64,173
                                                   ----------     ----------        ----------
      Total current assets                             94,353          9,191           103,544
                                                   ----------     ----------        ----------

Property and equipment, net                            13,854          7,986  2,4       21,840

Goodwill and other intangibles, net                    22,002         35,366  2         57,368
Other assets                                            4,144            483  2          4,627
                                                   ----------     ----------        ----------
      Total assets                                 $  134,353      $  53,026        $  187,379
                                                   ----------     ----------        ----------
                                                   ----------     ----------        ----------

Liabilities:
  Floorplan notes payable                          $   38,065     $   14,463  2     $   52,528
  Current maturities of long-term debt                  1,345          7,500  4          8,845
  Accounts payable                                      6,620          2,268  2          8,888
  Due to affiliates                                     5,405          6,905  2         12,310
  Accrued expenses and other liabilities                8,446          4,490  2,3       12,936
  Deferred income taxes                                 1,927           (600) 5          1,327
                                                   ----------     ----------        ----------
      Total current liabilities                        61,808         35,026            96,834
                                                   ----------     ----------        ----------

Long-term debt                                         10,551         13,000  1         23,551
Deferred warranty revenue - long-term portion           1,615            -               1,615
                                                   ----------     ----------        ----------
      Total long-term liabilities                      12,166         13,000            25,166
                                                   ----------     ----------        ----------

Stockholders' equity:
  Preferred stock                                         -              -
  Common stock                                            138              3  1            141
  Paid-in capital                                      47,476          4,997  1         52,473
  Retained earnings                                    12,765            -              12,765
                                                   ----------     ----------        ----------
      Total stockholders' equity                       60,379          5,000            65,379
                                                   ----------     ----------        ----------

      Total liabilities and stockholders' equity   $  134,353     $   53,026        $  187,379
                                                   ----------     ----------        ----------
                                                   ----------     ----------        ----------

FOOTNOTES:
----------

(1) Reflects the purchase price of the Spedding Toyota dealerships consisting of the following: $28.1 million cash, $6 million of which was financed with bank debt maturing in 2000; 279,720 shares valued at $17.875 per share;
     and a prime rate based promissory note in the amount of $7 million which matures in 2002.
(2) Reflects the estimated allocation of the Spedding Toyota purchase price based on the estimated fair value of the assets and liabilities acquired. The purchase price allocation consists of the following (in thousands):

                                 Working capital                        $ 3,730
                                 Fixed and other assets                     969
                                 Intangible assets, including goodwill   35,366
                                                                        -------
                                                                        $40,065
                                                                        -------
                                                                        -------

(3) Reflects management's estimate of the future cost of approximately $800,000 expected to be incurred in connection with in-house warranty contracts outstanding at the time of acquisition with a corresponding receivable reflecting the reimbursement agreement with the seller.
(4) Reflects the purchase of land in anticipation of relocating both of the Spedding Toyota dealerships. The purchase price of such land was $7.5 million, which was financed with a prime rate based note which matures in October 1997.
(5) Reflects reduction in deferred tax liabilities associated with the differences between the book and tax bases of assets acquired and liabilities assumed.